Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 13, 2013, in Amendment No. 2 to the Registration Statement (Form S-1 File No. 333-193078) and related Prospectus of Continental Building Products, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

McLean, Virginia

January 23, 2014